EXHIBIT 99.3

        VEECO INSTRUMENTS INC.
100 Sunnyside Boulevard
Woodbury, New York 11797

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON                            , 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby appoints Edward H. Braun and John F. Rein, Jr. or either of them, each with full power of substitution and re-substitution, proxies to vote at the Special Meeting of Stockholders of Veeco Instruments Inc. to be held on                           , 2002 at 9:30 a.m. (New York City time) at the Corporate Center, 395 North Service Road, Melville, New York, and at all adjournments or postponements thereof, all shares of Veeco common stock which the undersigned is entitled to vote as directed on the reverse side, and in their discretion upon such other matters as may properly come before the meeting.

        The shares represented hereby will be voted in accordance with the choices specified by the stockholder in writing on the reverse side. If not otherwise specified by the stockholder, the shares represented by this proxy will be voted FOR the issuance of shares of common stock of Veeco in connection with the merger of Veeco and FEI, FOR the amendments to Veeco's Amended and Restated Certificate of Incorporation, FOR the amendment to Veeco's First Amended and Restated Employee Stock Purchase Plan and FOR the other matters described on the reverse side.

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE!

(Continued and to be signed on the reverse side)

PLEASE SIGN, DATE AND MAIL YOUR PROXY CARD BACK AS SOON AS POSSIBLE.

Special Meeting of Stockholders
VEECO INSTRUMENTS INC.

To be held on                            , 2002

Please Detach and Mail in the Envelope Provided

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A ☒	Please mark your votes as in this example

The Board of Directors Recommends a Vote "FOR" Proposals I, II, III and IV.

	FOR	AGAINST	ABSTAIN
PROPOSAL I.
Approval of the issuance of Veeco common stock in the merger.	☐	☐	☐
PROPOSAL II.
Approval of the amendment to Veeco's Amended and Restated Certificate of Incorporation to increase the authorized shares of Veeco's common stock.	☐	☐	☐
PROPOSAL III.
Approval of the amendment to Veeco's First Amended and Restated Employee Stock Purchase Plan to increase the number of shares of Veeco common stock issuable under the plan.	☐	☐	☐
PROPOSAL IV.
Approval of the amendment to Veeco's Amended and Restated Certificate of Incorporation to change the name of Veeco Instruments Inc. to Veeco FEI Inc.	☐	☐	☐

Transaction of such other business as may properly come before the Meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature	Signature		Dated	, 2002
IF HELD JOINTLY

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting, all in accordance with the accompanying joint proxy statement/prospectus, receipt of which is hereby acknowledged.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.